UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2022

AST SpaceMobile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39040	84-2027232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Midland Intl. Air & Space Port 2901 Enterprise Lane Midland, Texas	79706
(Address of principal executive offices)	(Zip Code)

(432) 276-3966

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTS	The Nasdaq Global Select Market
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	ASTSW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2022, AST SpaceMobile, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with B. Riley Principal Capital, LLC (“B. Riley”). Pursuant to the Purchase Agreement, subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company will have the right to sell to B. Riley up to the lesser of (i) $75,000,000 of newly issued shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and (ii) the Exchange Cap (as defined below) (subject to certain conditions and limitations), from time to time during the term of the Purchase Agreement. Sales of Class A Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at the option of the Company, and the Company is under no obligation to sell any securities to B. Riley under the Purchase Agreement.

Upon the satisfaction of the conditions to B. Riley’s purchase obligation set forth in the Purchase Agreement (the “Commencement”), including that a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by B. Riley of shares of Class A Common Stock issued to it by the Company under the Purchase Agreement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, the Company will have the right, but not the obligation, from time to time at its sole discretion over the 24-month period from and after the Commencement, to direct B. Riley to purchase a specified maximum amount of shares of Class A Common Stock, not to exceed certain limitations as set forth in the Purchase Agreement (each, a “VWAP Purchase”), by delivering written notice to B. Riley prior to the commencement of trading of the Class A Common Stock on The Nasdaq Global Select Market (“Nasdaq”) on any trading day (the “Purchase Date”), so long as (i) the closing sale price of the Class A Common Stock on the trading day immediately prior to such Purchase Date is not less than as specified threshold price as set forth in the Purchase Agreement and (ii) all shares of Class A Common Stock subject to all prior VWAP Purchases and all prior Intraday VWAP Purchases (as defined below) by B. Riley under the Purchase Agreement have been received by B. Riley prior to the Company’s delivery of such applicable purchase notice to B. Riley.

The purchase price of the shares of Class A Common Stock that the Company elects to sell to B. Riley pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of the Class A Common Stock (“VWAP”), during the full regular trading hour period on Nasdaq on the applicable Purchase Date, calculated in accordance with the Purchase Agreement, or, if during such regular trading hour period, (i) the trading volume threshold calculated in accordance with the Purchase Agreement is reached or (ii) the trading price of a share of Class A Common Stock on Nasdaq falls below a certain minimum price threshold as chosen in accordance with the Purchase Agreement, then only during the portion of the regular trading hour period on the applicable Purchase Date prior to the time such volume threshold is reached or the time such trading price of a share of Class A Common Stock falls below the minimum price threshold, the precise commencement and ending times of such period determined in accordance with the Purchase Agreement (the “Purchase Valuation Period”), less a fixed 3.0% discount to the VWAP for such Purchase Valuation Period.

In addition to the regular VWAP Purchases described above, after the Commencement, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley to purchase, on any trading day, including the same Purchase Date on which a regular VWAP Purchase is effected (as applicable), a specified amount of shares of Class A Common Stock, not to exceed certain limitations set forth in the Purchase Agreement that are similar to those that apply to a regular VWAP Purchase (each, an “Intraday VWAP Purchase”), by the delivery to B. Riley of an irrevocable written purchase notice, after 10:00 a.m., New York City time, and prior to 1:30 p.m., New York City time, on such Purchase Date.

The per share purchase price for the shares of Class A Common Stock that we elect to sell to B. Riley in an Intraday VWAP Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular VWAP Purchase (including the same fixed percentage discounts to the applicable VWAP as in the case of a regular VWAP Purchase, as described above), provided that the VWAP for each Intraday VWAP Purchase effected on a Purchase Date will be calculated over different Purchase Valuation Periods on such Purchase Date, each of which will commence and end at different times on such Purchase Date.

There is no upper limit on the price per share that B. Riley could be obligated to pay for the Class A Common Stock the Company may elect to sell to it in any VWAP Purchase or any Intraday VWAP Purchase under the Purchase Agreement. The purchase price per share of Class A Common Stock that the Company may elect to sell to B. Riley in a VWAP Purchase and an Intraday VWAP Purchase under the Purchase Agreement will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable Purchase Valuation Period for such VWAP Purchase or during the applicable Intraday Purchase Valuation Period for such Intraday VWAP Purchase.

From and after Commencement, the Company will control the timing and amount of any sales of Class A Common Stock to B. Riley. Actual sales of shares of Class A Common Stock to B. Riley under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Class A Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Under the applicable rules of Nasdaq, in no event may the Company issue to B. Riley under the Purchase Agreement more than 36,310,037 shares of Class A Common Stock, which number of shares equal to 19.99% of the sum of (i) the shares of Class A Common Stock, (ii) the shares of the Company’s Class B common stock, par value $0.0001 per share and (iii) the shares of the Company’s Class C common stock, par value $0.0001 per share, in each case, issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by B. Riley for all of the shares of Class A Common Stock that we direct B. Riley to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds the lower of the official closing price of our Class A Common Stock on Nasdaq on May 5, 2022 and the average official closing price of our Class A Common Stock on Nasdaq for the five consecutive trading days ending on May 5, 2022, as adjusted pursuant to applicable Nasdaq rules. Moreover, the Company may not issue or sell any shares of Class A Common Stock to B. Riley under the Purchase Agreement which, when aggregated with all other shares of Class A Common Stock then beneficially owned by B. Riley and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder), would result in B. Riley beneficially owning more than 4.99% of the outstanding shares of Class A Common Stock.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which the Company sells shares of Class A Common Stock. To the extent the Company sells shares under the Purchase Agreement, the Company currently plans to use any proceeds for general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, except the Company is prohibited (with certain specified exceptions) from effecting or entering into an agreement to effect certain “Variable Rate Transactions” (as defined in the Purchase Agreement), which include issuances of Class A Common Stock or securities exercisable, exchangeable or convertible into Class A Common Stock issued or issuable at a future-determined price or a price that varies or floats based on the market price of the Class A Common Stock, including an “equity line” with a third party, or any similar continuous offering of equity securities of the Company.

B. Riley has agreed not to engage in or effect, directly or indirectly, for its own principal account or for the principal account of any of its affiliates, any short sales of the Class A Common Stock or hedging transaction that establishes a net short position in the Class A Common Stock during the term of the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 24-month anniversary after the Commencement, (ii) the date on which B. Riley shall have purchased $75,000,000 of shares of Class A Common Stock from the Company under the Purchase Agreement, (iii) the date on which the Class A Common Stock shall have failed to be listed or quoted on a U.S. national securities exchange for a period of one trading day, (iv) the thirtieth trading day following the date on which the Company commences a voluntary bankruptcy proceeding or any person commences a proceeding against the Company, and (v) the date on which a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors. The Company has the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to B. Riley. The Company and B. Riley may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any VWAP Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither the Company nor B. Riley may assign or transfer its respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement.

As consideration for its irrevocable commitment to purchase our Class A Common Stock under the Purchase Agreement, we issued to B. Riley 21,969 shares of our Class A Common Stock as initial commitment shares upon execution of the Purchase Agreement and the Registration Rights Agreement. In addition, (i) upon the first VWAP Purchase effected by us pursuant to the Purchase Agreement (if any), we will issue 21,969 additional shares of our Class A Common Stock to B. Riley as additional commitment shares, (ii) upon our receipt of total aggregate gross cash proceeds equal to $25,000,000 from B. Riley under the Purchase Agreement (if any), we will issue 21,969 additional shares of our Class A Common Stock to B. Riley as additional commitment shares, and (iii) upon our receipt of total aggregate gross cash proceeds equal to $50,000,000 from B. Riley under the Purchase Agreement (if any), we will issue an additional 21,969 shares of our Class A Common Stock to B. Riley as additional commitment shares, totaling 65,907 additional commitment shares (in addition to the 21,969 initial commitment shares we issued to B. Riley upon execution of the Purchase Agreement).

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and each of which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s common stock nor shall there be any sale of the Company’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is incorporated by reference into this Item 3.02.

The shares of Class A Common Stock that may be issued under the Purchase Agreement are being offered and sold in a transaction exempt from registration under the Securities Act, in reliance on exemptions provided for under Rule 506(b) and Section 4(a)(2) of the Securities Act. B. Riley has represented to the Company in the Purchase Agreement that it is an institutional “accredited investor,” as defined in Rule 501(a) of Regulation D under the Securities Act, and is acquiring such shares under the Purchase Agreement for investment purposes only and not with a view towards the public sale or distribution thereof in violation of applicable U.S. federal securities laws or applicable state securities or “Blue Sky” laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced appointment of Sean Wallace as Executive Vice President and Chief Financial Officer of the Company, effective May 10, 2022, the Company has identified Shanti Gupta, its current principal accounting officer, to serve as acting principal financial officer until Mr. Wallace’s start date.

Item 7.01 Regulation FD Disclosure.

On May 6, 2022, the Company issued a press release related to the matters described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01 and Exhibit 99.1 are furnished and shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated as of May 6, 2022, between AST SpaceMobile, Inc. and B. Riley Principal Capital, LLC*
10.2	Registration Rights Agreement, dated as of May 6, 2022, between AST SpaceMobile, Inc. and B. Riley Principal Capital, LLC
99.1	Press release dated May 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain confidential information contained in this agreement has been omitted because it is both not material and is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2022

AST SPACEMOBILE, INC.

By:	/s/ Shanti Gupta
Name:	Shanti Gupta
Title:	Chief Accounting Officer